EXHIBIT 10.1
   AGREEMENT OF MERGER BETWEEN ZIONS BANCORPORATION AND MINNEQUA BANCORP, INC.


                               AGREEMENT OF MERGER


        This Agreement of Merger is made and entered into as of July 10, 2001, between ZIONS BANCORPORATION ("Zions Bancorp"), a corporation organized under the laws of the State of Utah, and MINNEQUA BANCORP, INC. (the "Company"), a corporation organized under the laws of the State of Colorado. Zions Bancorp and the Company are hereinafter sometimes individually called a "Constituent Corporation" and collectively called the "Constituent Corporations."

                                    RECITALS

        Zions Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. As of June 30, 2001, the authorized capital stock of Zions Bancorp consisted of 3,000,000 shares of Preferred Stock, without par value, of which none have been issued, and 350,000,000 shares of Common Stock, without par value, of which 92,328,261 shares were issued and outstanding.

        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. As of June 30, 2001, the authorized capital stock of the Company consisted of 100,000 shares of non-voting preferred stock, $100.00 par value, of which none have been issued, and 100,000 shares of Company Common Stock, no par value (the "Company Common Stock"), of which 11,938 shares were issued and outstanding.

        Zions Bancorp and the Company have entered into an Agreement and Plan of Reorganization, dated July 10, 2001 (the "Plan of Reorganization"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of the Company with and into Zions Bancorp (the "Merger") in accordance with this Agreement of Merger (the "Agreement").

        The Boards of Directors of each of Zions Bancorp and the Company deem the Merger advisable and in the best interests of each corporation and its stockholders. The Boards of Directors of each of Zions Bancorp and the Company, by resolutions duly adopted, have approved the Plan of Reorganization and this Agreement and directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of the Company respectively for approval. Pursuant to the Utah Business Corporation Act, action by the stockholders of Zions Bancorp is not required.

        At the Effective Date (as defined in section 1.1 below) shares of Company Common Stock shall be converted into the right to receive a combination of shares of the common stock of Zions Bancorp, no par value (the "Zions Bancorp Stock"), and cash as provided herein.

        In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE I

        1.1. MERGER OF THE COMPANY INTO ZIONS BANCORP. The Company shall be merged with and into Zions Bancorp on the date and at the time to be specified in the Articles of Merger to be filed with the Secretary of State of the State of Utah pursuant to section 16-10a-1105 of the Utah Business Corporation Act and the Secretary of State of the State of Colorado pursuant to section 7-111-105 of the Colorado Business Corporation Act (such date and time being referred to herein as the "Effective Date").

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        1.2. EFFECT OF THE MERGER. At the Effective Date:

             (a) The Company and Zions Bancorp shall be a single corporation, which shall be Zions Bancorp. Zions Bancorp is hereby designated as the surviving corporation in the Merger and is hereinafter sometimes called the "Surviving Corporation."

             (b) The separate existence of the Company shall cease.

             (c) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the Utah Business Corporation Act.

             (d) The Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

             (e) The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation expressly assumes and agrees to perform all of the Company's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

             (f) The Articles of Incorporation of Zions Bancorp as they exist immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation until later amended pursuant to Utah law.

             (g) The By-Laws of Zions Bancorp as they exist immediately prior to the Effective Date shall be the By-Laws of the Surviving Corporation until later amended pursuant to Utah law.

             (h) At the Effective Date and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Date, represented shares of Company Common Stock shall, without further action, cease to be an issued and existing share and shall be converted into a right to receive from Zions Bancorp, and shall for all purposes represent the right to receive, upon surrender of the certificate formerly representing such shares, the prorata consideration specified in Article III; provided that, with respect to any matters relating to stock certificates representing Company Common Stock, Zions Bancorp may rely conclusively upon the record of stockholders maintained by the Company containing the names and addresses of the holders of record of the Company's Common Stock at the Effective Date.

        1.3. ACTS TO CARRY OUT THIS MERGER PLAN.

             (a) The Company and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in Zions Bancorp and otherwise to carry out the purposes of this Agreement.

             (b) If, at any time after the Effective Date, Zions Bancorp shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in Zions Bancorp its right, title, or interest in or under any of the rights, properties, or assets of the Company acquired or to be acquired by Zions Bancorp as a result of, or in connection with, the Merger, or

(ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to Zions Bancorp an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in Zions Bancorp and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Zions Bancorp are fully authorized in the name of the Company or otherwise to take any and all such action.

                                   ARTICLE II

        2.1. CAPITALIZATION. The authorized shares of capital stock of Zions Bancorp as of the Effective Date shall be 3,000,000 shares of Preferred Stock, without par value, and 350,000,000 shares of Common Stock, without par value.


                                   ARTICLE III

        3.1.  MANNER OF CONVERTING SHARES.

             (a) Subject to the terms, conditions, and limitations set forth herein, upon surrender of his or her certificate or certificates, each holder of shares of Company Common Stock shall be entitled to receive, in exchange for each share of Company Common Stock held of record by such stockholder as of the Effective Date, a combination of Zions Bancorp Stock and cash. The value of such Zions Bancorp Stock and cash received for each such share of Company Common Stock will be calculated by dividing the Consideration by the total number of shares of Company Common Stock that shall be issued and outstanding at the Effective Date. Subject to section 3.2 of this Agreement, 55 percent of the value of such Zions Bancorp Stock and cash will comprise Zions Bancorp Stock, and 45 percent of the value of such Zions Bancorp Stock and cash will comprise cash. For purposes of this section 3.1, the value of a share of Zions Bancorp Stock shall be the Average Closing Price.

             (b) As used in this Agreement:

        "Average Closing Price" means the average of the mean of the closing bid and asked prices of Zions Bancorp Stock in the over-the-counter market as such prices are reported on the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Zions Bancorp and the Company shall agree, as of the 4:00 p.m. (New York time) "benchmark" close of trading for each of the fifteen trading days ending on the second trading day before the Effective Date.

        "Consideration" means (a) $45,000,000, minus (b) the amount by which the Transaction Expenses exceed $690,000, plus (c) any identifiable tax benefit associated with the portion of the Transaction Expenses that exceed $690,000, as determined by Ernst & Young LLP.

        "Transaction Expenses" means all pre-tax expenses incurred or otherwise identified as to be incurred on or after April 1, 2001 with respect to (a) the engagement of The Wallach Company to represent the Company or the Bank to render financial advisory and investment banking services to the Company or the Bank,
(b) the engagement of Banner, Buxman, Kwitek & Ohlsen P.C. or any of its members or shareholders with respect to the transactions contemplated by the Plan of Reorganization, (c) the engagement of McPherson, Breyfogle, Daveline & Goodrich, P.C. or any of this members or shareholders with respect to the transactions contemplated by the Plan of Reorganization, and (d) the termination of The Minnequa Bank of Pueblo Pension Plan, other than the charge to the earnings of the Company or the Bank of the balance of the prepaid pension cost asset related to The Minnequa Bank of Pueblo Pension Plan, net of the reversal of the related deferred income tax liability.

        3.2. NO FRACTIONAL SHARES. Zions Bancorp will not issue fractional shares of its stock. In lieu of fractional shares of Zions Bancorp Stock, if any, each shareholder of the Company who is entitled to a fractional share of Zions Bancorp Stock shall receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

        3.3. DIVIDENDS; INTEREST. No shareholder of the Company entitled to receive Zions Bancorp Stock in the Holding Company Merger will be entitled to receive dividends on his or her Zions Bancorp Stock until he or she exchanges his or her certificates representing Company Common Stock for Zions Bancorp Stock. Any dividends declared on Zions Bancorp Stock to holders of record on or after the Effective Date shall, with respect to stock to be delivered pursuant to this Agreement to such shareholders of the Company who are entitled to exchange and have not exchanged their certificates representing Company Common Stock for Zions Bancorp Stock, be paid to the Exchange Agent (as designated herein) and, upon receipt from such a former shareholder of the Company of certificates representing shares of Company Common Stock, the Exchange Agent shall forward to such former shareholder of the Company (a) certificates representing his or her shares of Zions Bancorp Stock, (b) dividends declared thereon subsequent to the Effective Date (without interest), (c) the cash value of any fractional shares determined in accordance with section 3.2 of this Agreement, and (d) the cash portion of the Consideration to which such shareholder is entitled.

        3.4. DESIGNATION OF EXCHANGE AGENT.

             (a) The parties of this Agreement hereby designate Zions First National Bank, a national banking association with its head office located in Salt Lake City, Utah ("Zions Bank") as Exchange Agent to effect the exchanges contemplated hereby.

             (b) Zions Bancorp will, on the Effective Date or as shortly thereafter as is administratively practicable, issue and deliver to Zions Bank the share certificates representing shares of Zions Bancorp Stock and the cash to be paid to holders of Company Common Stock in accordance with this Agreement.

             (c) If any share certificate representing shares of Zions Bancorp Stock is to be issued in a name other than that in which the corresponding certificate which, immediately prior to the effectiveness of the Holding Company Merger, had represented shares of Company Common Stock (an "Old Certificate") surrendered for exchange was issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall pay to Zions Bank any transfer or other taxes required by reason of the issuance of the share certificate representing shares of Zions Bancorp Stock in any name other than that of the registered holder of the Old Certificate surrendered, or establish to the satisfaction of Zions Bank that such tax has been paid or is not payable.

             (d) At any time after the second anniversary of the Effective Date, Zions Bancorp may sell, for the accounts of any or all of the holders of record of Old Certificates and with or without notice to such holders, any or all shares of Zions Bancorp Stock which holders of Old Certificates are entitled to receive under this Agreement to the extent that the Old Certificates to which such shares of Zions Bancorp Stock relate have not been surrendered for exchange in accordance with this Agreement on or before the second anniversary of the Effective Date ("Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as Zions Bancorp shall determine. If, in the opinion of counsel for Zions Bancorp, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act and applicable state laws. Zions Bancorp shall not be obligated to make any sale of Unclaimed Shares if it shall determine not to do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of the Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by Zions Bancorp for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by Zions Bancorp.

             (e) If any Old Certificates are not surrendered prior to the date on which such certificates or the proceeds of the sale of the Unclaimed Shares, as the case may be, would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Zions Bancorp (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither Zions Bancorp nor its agents or any other Person shall be liable to any former holder of Company Common Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        3.5. NOTICE OF EXCHANGE. Promptly after the Effective Date, Zions Bank shall mail to each holder of one or more certificates formerly representing Company Common Stock except to such holders as shall have waived the notice required by this section 3.5, a notice specifying the Effective Date and notifying such holder to surrender his or her certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of the Company.

                                   ARTICLE IV

        4.1. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart of this Agreement to produce or account for the other counterpart.

        4.2. SECTION HEADINGS. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions of this Agreement. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

        4.3. CHOICE OF LAW AND VENUE. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflict of law thereof. The parties hereby designate Denver County, Colorado to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Colorado. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

        4.4. BINDING AGREEMENT. This Agreement shall be binding upon the parties and their respective successors and assigns.

        4.5. AMENDMENT. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument duly authorized and executed by each of the parties hereto, provided that this Agreement may not be amended after the action by shareholders of the Company in any respect that would prejudice the economic interests of such Company shareholders, or any of them, except as specifically provided herein or by like action of such shareholders.

        4.6. TERMINATION. This Agreement shall terminate and be abandoned upon
(i) termination of the Plan of Reorganization or (ii) the mutual consent of Zions Bancorp and the Company at any time prior to the Effective Date, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Reorganization.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   ZIONS BANCORPORATION


                                   By:     /s/ Harris H. Simmons
                                           ---------------------
                                           Harris H. Simmons
                                           President and Chief Executive Officer


                                   MINNEQUA BANCORP, INC.


                                   By:     /s/ Mahlon T. White
                                           ---------------------
                                           President